EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-143243), in the Registration Statements on Form S-3 (No. 333-147154 and No. 333-147153) and in the Registration Statements on Form S-8 (No. 333-145741, No. 333-138839, No. 333-96967, No. 333-55082, No. 333-48226, No. 333-31120, No. 333-69381, No. 333-37371, No. 333-37369 and No. 33-58991) of Exar Corporation of our report dated June 13, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
June 13, 2008